                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)    SEPTEMBER 13, 2000



                                 PACKETEER, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)




        DELAWARE                                                 77-0420107
----------------------------              ------------       -------------------
(State or other jurisdiction              (Commission        (IRS Employer
of incorporation)                         File Number)       Identification No.)



     10495 NORTH DE ANZA BOULEVARD, CUPERTINO, CA               95014
     --------------------------------------------            ----------
     (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (408) 873-4400
                                                           --------------



                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) On September 13, 2000, Packeteer, Inc., a Delaware corporation ("Packeteer"), through its wholly-owned subsidiary, Workfire Acquisition Corp., a Delaware corporation ("Acquisition Sub"), acquired Workfire Technologies International, Inc., a Nevada corporation ("Workfire") from its sole shareholders, Workfire.com, a Nevada corporation ("Workfire Holdings") and one individual (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization, filed as Exhibit 2.1 to this report, by and among Packeteer, Acquisition Sub, Workfire and Workfire Holdings dated as of July 13, 2000 (the "Acquisition Agreement").

                Packeteer acquired all of the issued and outstanding capital stock and options of Workfire in the Merger. The assets of Workfire acquired in the Merger include all of the assets (both tangible and intangible) necessary and desirable for the continuation of the business of Workfire, including, without limitation, all of the contract rights of Workfire (including those granted under existing service and distribution agreements, dealer agreements and purchase orders), all ownership and leasehold interests in real property and all buildings, facilities, and other improvements located thereon, all leasehold interests in any equipment used in the business of Workfire, all right, title and interest to intellectual property, all accounts and notes receivable and prepaid expenses of Workfire, all original books or duplicates thereof of account, general ledgers, sales invoices, purchase orders, accounts payable and payroll records, tax returns and supporting schedules, drawings, files, papers, and all other records, all rights under express or implied warranties from suppliers of Workfire, all of Workfire's causes of action, judgments, and claims or demands of whatever kind or description, goodwill, insurance policies and all issued and outstanding capital stock of Workfire Development Corporation, a corporation organized under the laws of British Columbia, Canada. Workfire's principal executive offices were located in Kelowna, British Columbia and its tangible assets were primarily located in Kelowna, British Columbia.

                Pursuant to the Acquisition Agreement, Packeteer issued 1,836,517 shares (the "Merger Shares") of Packeteer Common Stock to Workfire Holdings and the other stockholder of Workfire in exchange for all of the outstanding shares of Workfire capital stock, subject to the terms of an Escrow Agreement (the "Escrow Agreement") by and among Packeteer, Kevin O'Neill, an individual (the "Stockholders' Agent"), and U.S. Bank Trust National Association (the "Escrow Agent"). Additionally, each option to purchase Workfire Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive a proportional share of options to purchase an aggregate of 155,588 shares of Packeteer Common Stock. In addition, Packeteer paid certain liabilities of Workfire Holdings Inc. having an aggregate value of $379,800.

                After the effective time of the merger (the "Effective Time"), Workfire Holdings will liquidate (the "Liquidation") and distribute its shares of Packeteer Common Stock to its stockholders. Pursuant to the Acquisition Agreement and upon the Liquidation, each share of Workfire Holdings Common Stock outstanding immediately prior to the Liquidation (other than dissenting shares or fractional shares) will be converted into the right to receive a proportional share of the Merger Shares.

                Pursuant to the Escrow Agreement, approximately 12% of the total shares of Packeteer Common Stock (the "Escrow Shares") issued in the Merger (not including shares issuable upon exercise of options) were placed in escrow for one year from the Effective Time. Upon breach of any representation, warranty, covenant or agreement of the stockholders of Workfire or Workfire Holdings made in connection with the Merger or any legal proceeding related to such breach, Packeteer will receive from the escrow, the amount of Escrow Shares equal to the value of the damages incurred by Packeteer in connection with such breach less a deductible of $50,000. The Escrow Shares will be valued at the average closing price per share of Packeteer Common Stock for the 30 day period ending three days prior to the Effective Time. Absent fraud, recourse by Packeteer of some or all of the Escrow Shares is the sole remedy of Packeteer for any such breach or legal proceeding.

                Each holder of a single share of Workfire Holdings Common Stock as of the effective time of the Liquidation will have the right to receive an aggregate number of the Merger Shares equal to approximately 88% of the Merger Shares multiplied by a fraction, the numerator of which is one and the denominator of which is (i) the total number of shares of Workfire Holdings Common Stock issued and outstanding immediately prior to the Liquidation less any dissenting shares and treasury shares (ii) plus the total number of shares of Workfire Holdings Common Stock issuable upon exercise of outstanding warrants of Workfire Holdings.

                There was no material relationship between Packeteer or Acquisition Sub or any of their respective affiliates, directors or officers or, to the knowledge of Packeteer, any associate of any director or officer of Packeteer, on the one hand, and Workfire, on the other hand, prior to the Merger. The source of the funds used to pay the cash in lieu of fractional shares will be the working capital of Packeteer.

                The description of the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the Acquisition Agreement and the Escrow Agreement, filed as Exhibits 2.1 and 2.2, respectively, of this report and incorporated herein by reference.

        (b) Prior to the Merger, Workfire developed software products with genetic caching technology, which accelerate Internet data delivery. Packeteer intends to continue this development to enhance its ability to provide Internet application infrastructure systems.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business Acquired.


        Audited Consolidated Financial Statements:

        (i)    Report of KPMG LLP, dated September 6, 2000.

        (ii) Workfire Technologies International, Inc. Consolidated Balance Sheets as of December 31, 1999 and 1998.

        (iii) Workfire Technologies International, Inc. Consolidated Statements of Loss for the year ended December 31, 1999 and the period from July 7, 1998 (inception) to December 31, 1998 and the period from July 7, 1998 (inception) to December 31, 1999.

        (iv) Workfire Technologies International, Inc. Consolidated Statement of Stockholders' Equity and Comprehensive Income for the year ended December 31, 1999 and the period from July 7, 1998 (inception) to December 31, 1998.

        (v) Workfire Technologies International, Inc. Statements of Cash Flows for the year ended December 31, 1999 and the period from July 7, 1998 (inception) to December 31, 1998 and the period from July 7, 1998 (inception) December 31, 1999.

        (vi) Workfire Technologies International, Inc. Notes to Financial Statements for the year ended December 31, 1999 and the period from July 7, 1998 (inception) to December 31, 1998.


        Condensed Consolidated Financial Statements (unaudited):

        (vii) Workfire Technologies International, Inc. Consolidated Balance Sheet as of June 30, 2000 (unaudited).

        (viii) Workfire Technologies International, Inc. Consolidated Statements of Loss for the six month periods ended June 30, 2000 and 1999 (unaudited) and the period from July 7, 1998 (inception) to June 30, 2000 (unaudited).

        (ix) Workfire Technologies International, Inc. Consolidated Statements of Cash Flows for the six month periods ended June 30, 2000 and 1999 (unaudited) and the period from July 7, 1998 (inception) to June 30, 2000 (unaudited).

        (x) Workfire Technologies International, Inc. Notes to Financial Statements for the six month periods ended June 30, 2000 and 1999 (unaudited).

(b) Pro Forma Financial Information

        Pro Forma Combined Condensed Consolidated Financial Statements (unaudited):

        (i) Pro Forma Combined Condensed Consolidated Balance Sheet as of June 30, 2000 (unaudited).

        (ii) Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 1999 (unaudited).

        (iii) Pro Forma Combined Condensed Consolidated Statement of Operations for the six month period ended June 30, 2000 (unaudited).

        (iv) Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited).


(c)   Exhibits


        Exhibit No.        Description
        -----------        -----------
           2.1             Agreement and Plan of Merger and Reorganization,
                           dated as of July 13, 2000, by and among Packeteer,
                           Acquisition Sub, Workfire and Workfire Holdings.

           2.2 Escrow Agreement, dated as of September 13, 2000, by and among Packeteer, the Shareholders' Agent and the Escrow Agent.

           23.1            Consent of KPMG LLP.

           99.1            Press Release, dated July 13, 2000, issued by
                           Packeteer, announcing the execution of the Acquisition Agreement.

           99.2            Press Release, dated September 14, 2000, issued by
                           Packeteer, announcing the completion of the Merger.

AUDITORS' REPORT TO THE STOCKHOLDERS


We have audited the consolidated balance sheets of Workfire Technologies International, Inc. and subsidiary (a development stage enterprise) as at December 31, 1999 and 1998 and the related consolidated statements of loss, stockholders' (deficiency) equity and cash flows for the year ended December 31, 1999, the period from incorporation on July 7, 1998 to December 31, 1998 and the period from July 7, 1998 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999, the period from incorporation on July 7, 1998 to December 31, 1998 and the period from July 7, 1998 (inception) to December 31, 1999 in accordance with accounting principles generally accepted in the United States of America.

                                            /S/ KPMG LLP

Kelowna, Canada

September 6, 2000

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheets
$ United States
(In thousands, except per share data)

December 31, 1999 and 1998

                                                            1999         1998
                                                          -------       -------
Assets
Current assets
    Cash                                                  $    92       $    36
    Accounts receivable                                         5             4
    Prepaid expenses                                           --             5
                                                          -------       -------
                                                               97            45
Due from related party (note 2)                                13            --
Due from parent company (note 3)                               --             6
Lease deposit (note 8)                                         35            --

Fixed assets (note 4)                                         136            43
                                                          -------       -------
                                                          $   281       $    94
                                                          =======       =======

Liabilities and Stockholders' (Deficiency) Equity
Current liabilities
    Accounts payable and accrued liabilities              $    52       $    14
    Current portion of long-term debt                           6            --
                                                          -------       -------
                                                               58            14
Due to parent company                                         860            --
Due to related parties (note 2)                                --             6

Long-term debt (note 5)                                        74            --

Stockholders' (Deficiency) Equity
    Capital stock (note 6)                                      1             1
    Additional paid in capital                                400           400
    Deficit accumulated during the development stage       (1,112)         (327)
                                                          -------       -------
                                                             (711)           74
                                                          -------       -------
                                                          $   281       $    94
                                                          =======       =======

Commitment (note 8)
Subsequent events (note 9)


          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statements of Loss
$ United States
(In thousands, except per share data)

Year ended December 31, 1999 and period from incorporation on July 7, 1998 to December 31, 1998

                                              From inception
                                             (July 7, 1998) to
                                             December 31, 1999     1999          1998
                                             -----------------   -------       -------
Revenue
    Interest                                       $     2       $     1       $     1

Expenses
    Research and development
        Consultants                                     69            68             1
        Internet access charges                         10             8             2
        Purchased research and
         development                                   100            --           100
        Salaries and benefits                          430           333            97
                                                   -------       -------       -------
                                                       609           409           200
    General and administrative
        Amortization                                    28            24             4
        Consulting                                      17            17            --
        Foreign exchange                                15             9             6
        Interest on long term debt                       5             5            --
        Marketing and promotion                         47            32            15
        Office and administration                       56            44            12
        Professional fees                               35            31             4
        Rent and utilities                              53            41            12
        Salaries and benefits                          181           122            59
        Travel                                          55            39            16
        Write-off of loan receivable                    11            11            --
                                                   -------       -------       -------
                                                       503           375           128
                                                   -------       -------       -------
Loss before income taxes                            (1,110)         (783)         (327)
Income taxes                                             2             2            --
                                                   -------       -------       -------
Net loss                                           $(1,112)      $  (785)      $  (327)
                                                   =======       =======       =======

Weighted average number of shares outstanding        9,504         9,632         9,241

Loss per share (note 1(h))                         $ (0.12)      $ (0.08)      $ (0.04)
                                                   =======       =======       =======


                 See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statement of Stockholders' (Deficiency) Equity
$ United States
(In thousands, except per share data)

Year ended December 31, 1999 and period from incorporation on July 7, 1998 to December 31, 1998


                                                                            Deficit
                                                                          Accumulated
                                       Capital Stock        Additional    During the
                                   --------------------      Paid in      Development
                                    Shares      Amount       Capital         Stage           Total
                                   -------      -------     ----------    -----------       -------
Issued July 7, 1998 for cash
 at $0.0001 per share                8,032      $     1      $    --          $    --       $     1
Issued August 19, 1998 for
 cash at Cdn $0.20 (US $0.13)        1,250           --          167               --           167
Issued August 20, 1998 for
 cash at Cdn $1.00 (US $0.67)          350           --          233               --           233

Net loss                                --           --           --             (327)         (327)
                                   -------      -------      -------          -------       -------

Balance, December 31, 1998           9,632            1          400             (327)           74

Net loss                                --           --           --             (785)         (785)
                                   -------      -------      -------          -------       -------

Balance, December 31, 1999           9,632      $     1      $   400          $(1,112)      $  (711)
                                   =======      =======      =======          =======       =======

          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statements of Cash Flows
$ United States
(In thousands, except per share data)

Year ended December 31, 1999 and period from incorporation on July 7, 1998 to December 31, 1998

                                                 From inception
                                                (July 7, 1998) to
                                                December 31, 1999     1999          1998
                                                -----------------   -------       -------
Cash provided by (used in):

Operations
    Net loss                                          $(1,112)      $  (785)      $  (327)
    Items not involving cash:
        Amortization                                       28            24             4
        Loss on write-off of fixed asset                    1             1            --
    Changes in non-cash working capital:
        Accounts receivable                                (5)           (1)           (4)
        Prepaid expenses                                   --             5            (5)
        Accounts payable and accrued liabilities           52            38            14
                                                      -------       -------       -------
                                                       (1,036)         (718)         (318)

Financing
    Advances (to) from related parties                    (13)          (19)            6
    Advances (to) from parent company                     860           866            (6)
    Issue of common shares                                401            --           401
    Proceeds from long-term debt net of
      repayments                                           80            80            --
                                                      -------       -------       -------
                                                        1,328           927           401

Investments
    Lease deposit                                         (35)          (35)           --
    Expenditures on fixed assets                         (165)         (118)          (47)
                                                      -------       -------       -------
                                                         (200)         (153)          (47)

Increase in cash                                           92            56            36

Cash, beginning of period                                  --            36            --
                                                      -------       -------       -------
Cash, end of period                                   $    92       $    92       $    36
                                                      =======       =======       =======
Supplementary Information
  Interest paid                                       $     6       $     6       $    --
  Income taxes paid                                         2             2            --


          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
$ United States
(In thousands, except per share data)


Year ended December 31, 1999 and period from incorporation on July 7, 1998 to December 31, 1998

    Workfire Technologies International Inc. (the "Company") is a development stage company and was incorporated on July 7, 1998 under the General Incorporation Laws of the State of Nevada. The Company's principal business activity is the development of software to deliver extended internet services to internet users (the "Workfire" technology).

1.  Significant accounting policies:

     a) Translation of financial statements

        The functional currency of the Company and its subsidiary is the United States dollar. The Company's subsidiary, Workfire Development Corporation, operates in Canada and its operations are conducted, in part, in Canadian currency. The method of translation applied is as follows:

        i) Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date, being US $1.00 per Cdn $1.4433.

        ii) Non-monetary assets and liabilities are translated at the exchange rate in effect at the transaction date.

        iii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

        iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

    b)  Basis of consolidation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Workfire Development Corporation ("WDC"). All significant inter company balances and transactions have been eliminated.

    c)  Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    d)  Financial instruments

        The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of these instruments. The fair value of the long term debt approximates its carrying value due to the fixed interest rate of the long term debt closely approximating floating rates at the financial statement date. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

    e)  Fixed assets

        Fixed assets are stated at cost. Amortization is provided using the following methods and annual rates:

        Asset                           Method                      Rate
        -----                           ------                      ----
        Office equipment                Declining balance            20%
        Computer equipment              Declining balance            30%
        Computer software               Declining balance           100%
        Incorporation costs             Straight line               100%
        Leasehold improvements          Straight line                10%

        Amortization is provided at one-half the annual rates in the year of acquisition.

    f)  Income taxes

        The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    g)  Technology

        Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. Technological feasibility has not been established at December 31, 1999 and therefore all costs of acquiring, developing and enhancing the Workfire technology are charged to earnings as incurred.

    h)  Loss per share

        Loss per share has been calculated using the weighted average number of common shares outstanding during the period.

2.  Due from/to related parties:

    Amounts due from/to related parties are unsecured, non-interest bearing and without stated terms of repayment.

3.  Due from/to parent company:

    Amounts due from/to parent company are unsecured, non-interest bearing and without stated terms of repayment.

4.  Fixed assets:

                                                            1999            1998
                                        Accumulated        Net book       Net book
                            Cost        amortization        value          value
                            ----        ------------       --------       --------
Office equipment            $ 12            $  2            $ 10            $  6
Computer equipment            63              17              46              34
Computer software              5               4               1               2
Incorporation costs           --              --              --               1
Leasehold improvements        83               4              79              --
                            ----            ----            ----            ----
                            $163            $ 27            $136            $ 43
                            ====            ====            ====            ====

5.  Long-term debt:

                                                             1999           1998
                                                             ----           ----
    Loan payable to Stober Construction Ltd. repayable
    $1 monthly, including interest at 7.5% per annum          $80           $ --
    Less principal due within one year                          6             --
                                                              ---           ----
                                                              $74           $ --

    Principal repayments due within the next five years:
        2000                $  6
        2001                   7
        2002                   7
        2003                   8
        2004                   9

6.  Capital stock:

    Authorized:
           100,000 common voting shares with a par value of $0.0001 per share
             1,000 non-voting, preferred shares with a par value of $0.0001 per share

7.  Income taxes:

    At December 31, 1999, the Company had a net operating loss carryforward for United States income tax purposes of approximately $1,100 and a non-capital loss carryforward for Canadian income tax purposes of approximately $5. The net operating loss and non-capital loss carryforward expire in increments beginning in 2018 and 2006 respectively. No amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

8.  Commitment:

    During the year, the company signed a new five year triple net lease agreement for office premises expiring January 31, 2004. The base rent payments over the remaining term of the lease are as follows:

        2000                       $27
        2001                        27
        2002                        27
        2003                        27
        2004                         2

    The lease contains a renewal option for a further five year term at an amount to be mutually agreed upon by both parties.

    Pursuant to the lease agreement, the Company paid CDN $50 (US $35) to be applied to the last eight months of the lease term. The deposit earns interest at 7.5% per annum.

9.  Subsequent events:

    a) On July 13, 2000, the Company signed an Agreement and Plan of Merger and Reorganization with Packeteer, Inc. ("Packeteer"). Pursuant to the agreement, in exchange for all of the outstanding shares of the Company, Packeteer will issue on a pro rata basis 2,000 common shares of Packeteer common stock and options to purchase Packeteer common stock to the Company's stockholders and optionholders, respectively. The Company anticipates completing due diligence and definitive agreements on September 15, 2000.

    b) On February 1, 2000, the Company signed a new triple net lease agreement for additional office space with base rent payments in each of the next five years as follows:

       2000                        $15
       2001                         16
       2002                         16
       2003                         16
       2004                         16

    c) Subsequent to December 31, 1999, the Company adopted a stock option plan for its employees, officers, consultants and directors under which a maximum number of shares could be issued equal to the greater of 9% of the issued and outstanding common shares of the Company or 1,500 shares. Options issued under the Plan are subject to a minimum vesting period of three months, unless specifically waived by the Board, and any other such vesting periods as determined by the Board. Options are granted with exercise prices equal to or greater than the fair market value of the Company's common stock at the date of grant.

        The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant and, accordingly, no compensation cost will be recognized for its stock options in the financial statements. Options granted to non-employees will be accounted for at their fair value at the date of grant.

        Pursuant to the stock option plan, the Company issued 1,319 common share options with an exercise price of $0.335 per share and an expiry date of March 20, 2005 with the exception of 250 of the options which expire on June 7, 2005. The options have the following vesting dates:


        Number of shares (thousands)          Vesting Dates
        ----------------------------          -------------
        626                                   March 20, 2000
        96       annually                     June 1, 2000, 2001 and 2002
        249                                   June 7, 2000
        3        annually                     December 16, 2000, 2001 and 2002
        9        annually                     January 4, 2001, 2002 and 2003
        40       annually                     March 1, 2001, 2002 and 2003


        The amount payable to the Company's parent, the sole shareholder, at December 31, 1999, plus further advances to June 30, 2000 creating a total indebtedness of $1,600, was converted into 5,581 common shares of the Company on June 30, 2000.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheet
$ United States
(In thousands, except per share data)


                                                        June 30,2000
                                                         (unaudited)
                                                        ------------
Assets

Current assets
    Cash                                                  $    82
    Accounts receivable                                        11
                                                          -------
                                                               93
Lease deposit (note 6)                                         35

Fixed assets (note 2)                                         260
                                                          -------

                                                          $   388
                                                          =======

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
    Accounts payable and accrued liabilities              $    66
    Current portion of long-term debt                          10
                                                          -------
                                                               76

Long-term debt (note 3)                                       108

Stockholders' Equity (Deficiency)
    Capital stock (note 4)                                      2
    Additional paid in capital                              2,002
    Deficit accumulated during the development stage       (1,800)
                                                          -------
                                                              204
                                                          -------

                                                          $   388
                                                          =======

Commitments (note 6)


          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statement of Loss
(Unaudited)
(In thousands, except per share data)
$ United States

                                                                     Six month period
                                                 From inception       ended June 30,
                                               (July 7, 1998) to  ---------------------
                                                 June 30, 2000     2000          1999
                                               -----------------  -------       -------
Revenue
    Interest                                             2        $    --       $    --

Expenses
    Research and development
        Consultants                                     119            50            14
        Internet access charges                          18             8             2
        Purchased research and
         development                                    100            --            --
        Salaries and benefits                           788           308           159
                                                    -------       -------       -------
                                                        975           366           175
    General and administrative
        Amortization                                     62            34             6
        Consulting                                       44            27            --
        Foreign exchange                                 (2)          (17)            1
        Interest on long-term debt                        9             4             3
        Marketing and promotion                         104            57            --
        Office and administration                        83            27            34
        Professional fees                                71            36            13
        Rent and utilities                               84            31            24
        Salaries and benefits                           296           115            75
        Travel                                           65            10             8
        Write-off of loan receivable                     11            --            --
                                                    -------       -------       -------
                                                        827           324           164
                                                    -------       -------       -------

Loss before income taxes                              1,800          (690)         (339)

Income taxes (recovery)                                  --            (2)           --
                                                    -------       -------       -------

Net loss                                              1,800       $  (688)      $  (339)
                                                    =======       =======       =======

Weighted average number of shares outstanding         9,536         9,632         9,632

Loss per share (note 1(j))                          $ (0.19)      $ (0.07)      $ (0.04)
                                                    =======       =======       =======

          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statement of Stockholders' Equity (Deficiency)
(Unaudited)
(In thousands, except per share data)
$ United States

Six month period ended June 30, 2000


                                                                                               Deficit
                                                                                             Accumulated
                                                      Capital Stock          Additional      During the
                                                    -----------------         Paid In        Development
                                                    Shares     Amount         Capital           Stage             Total
                                                    ------     ------        ----------      -----------        --------
Issued July 7, 1998 for cash
  at $0.0001 per share                               8,032      $   1            $   --          $    --            $   1
Issued August 19, 1998 for
  cash at Cdn $0.20 (US $0.13)                       1,250         --               167               --              167
Issued August 20, 1998 for
  cash at Cdn $1.00 (US $0.67)                         350         --               233               --              233

Net loss                                                --         --                --             (327)            (327)
                                                    ------      -----            ------         --------          -------
Balance, December 31, 1998                           9,632          1               400             (327)              74

Net loss                                                --         --                --             (785)            (785)
                                                    ------      -----            ------         --------          -------
Balance, December 31, 1999                           9,632          1               400           (1,112)            (711)

Issued upon conversion
  of amount due to parent
  company                                            5,581          1             1,599               --            1,600

Compensation cost of options
  issued to non-employees
  (note 5(b))                                           --         --                 3               --                3

Net loss                                                --         --                --             (688)            (688)
                                                    ------      -----            ------         --------          -------
Balance, June 30, 2000                              15,213      $   2            $2,002          $(1,800)           $ 284
                                                    =======     =====            ======         ========          =======

          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Consolidated Statement of Cash Flows
(Unaudited)
(In thousands, except per share data)
$ United States

                                                       From inception
                                                     (July 7, 1998) to               Six month period
                                                       June 30, 2000                  ended June 30,
                                                    --------------------           ---------------------
                                                                                    2000          1999
                                                                                   -------       -------
Cash provided by (used in):
Operations
    Net loss                                              $ (1,800)                $  (688)      $  (339)
    Items not involving cash:
        Amortization                                            62                      34             6
        Loss on write-off of fixed asset                         1                      --            --
        Compensation cost of options issued
         to non-employees                                        3                       3            --
    Changes in non-cash working capital:
        Accounts receivable                                    (11)                     (6)           --
        Prepaid expenses                                        --                      --             5
        Accounts payable and accrued liabilities                66                      14            12
                                                            ------                 -------       -------
                                                            (1,679)                   (643)         (316)
Financing
    Advances from (to) related parties                          --                      13           (36)
    Advances from parent company                             1,600                     740           433
    Issue of common shares                                     401                      --            --
    Proceeds from long-term debt net of
      repayments                                               118                      38            79
                                                            ------                 -------       -------
                                                             2,119                     791           476
Investments
    Lease deposit                                              (35)                     --           (35)
    Expenditures on fixed assets                              (323)                   (158)          (95)
                                                            ------                 -------       -------
                                                              (358)                   (158)         (130)
                                                            ------                 -------       -------
Increase (decrease) in cash                                     82                     (10)           30
Cash, beginning of period                                       --                      92            36
                                                            ------                 -------       -------
Cash, end of period                                       $     82                 $    82       $    66
                                                            ======                 =======       =======
Supplementary Information
  Interest paid                                                 10                       4            --
  Income taxes paid (recovered)                                 --                      (2)           --

Non-cash financing and investing activities
  conversion of due to parent company
  into common shares                                         1,600                   1,600            --


          See accompanying notes to consolidated financial statements.

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Unaudited)
(In thousands, except per share data)
$ United States

Six month period ended June 30, 2000

    Workfire Technologies International Inc. (the "Company") is a development stage company and was incorporated on July 7, 1998 under the General Incorporation Laws of the State of Nevada. The Company's principal business activity is the development of software to deliver extended internet services to internet users (the "Workfire" technology).

1.  SIGNIFICANT ACCOUNTING POLICIES:

    a)  Unaudited interim financial information

        The accompanying financial statements as at June 30, 2000 and for the six month period ended June 30, 2000 and for the period from inception (July 7, 1998) to June 30, 2000 are unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with generally accepted accounting principles have been made.

    b)  Translation of financial statements

        The functional currency of the Company and its subsidiary is the United States dollar. The Company's subsidiary, Workfire Development Corporation, operates in Canada and its operations are conducted, in part, in Canadian currency. The method of translation into United States dollars applied is as follows:

        v) Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date, being US $1.00 per Cdn $1.4529 at June 30, 2000.

        vi) Non-monetary assets and liabilities are translated at the exchange rate in effect at the transaction date.

        vii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

        viii) The net adjustment arising from the translation is included in the consolidated statement of loss.

    c)  Basis of consolidation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Workfire Development Corporation ("WDC"). All significant inter-company balances and transactions have been eliminated.

    d)  Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    e)  Financial instruments

        The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of these instruments. The fair value of the long term debt approximates its carrying value due to the fixed interest rate of the long term debt closely approximating floating rates at the financial statement date. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

    f)  Fixed assets

        Fixed assets are stated at cost. Amortization is provided using the following methods and annual rates:

        Asset                                 Method                      Rate
        -----                                 ------                      ----
        Office equipment                      Declining balance            20%
        Computer equipment                    Declining balance            30%
        Computer software                     Declining balance           100%
        Leasehold improvements                Straight line                10%

        Amortization is provided at one-half the annual rates in the year of acquisition.

    g)  Income taxes

        The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    h)  Stock option plan

        During the period ended June 30, 2000, the Company adopted a stock option plan for its employees, officers, consultants and directors under which a maximum number of shares could be issued equal to the greater of 9% of the issued and outstanding common shares of the Company or 1,500 shares. Options issued under the Plan are subject to a minimum vesting period of three months, unless specifically waived by the Board, and any other such vesting periods as determined by the Board. Options are granted with exercise prices equal to or greater than the fair market value of the Company's common stock at the date of grant. The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant and, accordingly, no compensation cost will be recognized for its stock options in the financial statements. Options granted to non-employees are accounted for at their fair value at the date of grant.

    i)  Technology

        Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. Technological feasibility has not been established at June 30, 2000 and therefore all costs of acquiring, developing and enhancing the Workfire technology are charged to earnings as incurred.

    j)  Loss per share

        Loss per share has been calculated using the weighted average number of common shares outstanding during the period. The effect of the stock options (note 4(b)) has not been included in the computation because to do so would be anti-dilutive.

2.  FIXED ASSETS:

                                                          2000
                                         Accumulated    Net book
                               Cost      amortization    value
                               ----      ------------   --------
    Office equipment           $ 35          $ 7          $ 28
    Computer equipment          152           27           125
    Computer software             7            6             1
    Leasehold improvements      129           23           106
                               ----          ---          ----
                               $323          $63          $260
                               ====          ===          ====

3.  LONG-TERM DEBT:

                                                          2000
                                                          ----
   Loan payable to Stober Construction Ltd. repayable
     $1 monthly, including interest at 7.5% per annum     $118
   Less principal due within one year                       10
                                                          ----
                                                          $108
                                                          ====

   Principal repayments due within the next five calendar years:

     2000                        $3
     2001                        $7
     2002                        $7
     2003                        $8
     2004                        $9

4.  CAPITAL STOCK:

    a)  Authorized:

           100,000 common voting shares with a par value of $0.0001 per share

             1,000 non-voting, preferred shares with a par value of $0.0001 per share

    b)  Stock option plan:

        During the period, the Company issued 1,319 common share stock options. These stock options have an exercise price of $0.335 per share and an expiry date of March 20, 2005 with the exception of 250 of the options which expire on June 7, 2005. At June 30, 2000, 971 of the options had vested. The remaining options have the following vesting dates:

        Number of shares (thousands)         Vesting Dates
        ----------------------------         -------------
        3      annually                      December 16, 2000, 2001 and 2002
        9      annually                      January 4, 2001, 2002 and 2003
        40     annually                      March 1, 2001, 2002 and 2003
        96     annually                      June 1, 2001 and 2002

        Of the above options, 1,308 were granted to employees. Had the Company determined compensation cost based on the fair value of the options issued to employees at the grant date under SFAS No. 123, the Company's loss for the period would have been increased to the pro forma amount indicated below:

        Loss:

         As reported              $  688
         Pro forma                 1,017


        The above pro forma amount has been determined using the Black Scholes Method using the expected life to be the life of the options, volatility factor of 95%, risk free rate of 5.5% and no assumed dividend rate.

        Of the options, 11 were granted to non-employees. The fair value of $3 of these options has been determined using the Black Scholes Method using the expected life to be the life of the options, volatility factor of 95%, risk free rate of 5.5% and no assumed dividend rate, and has been included in the determination of the loss for the period.


5.  INCOME TAXES:

    At December 31, 1999, the Company had a net operating loss carryforward for United States income tax purposes of approximately $1,100 a non-capital loss carryforward for Canadian income tax purposes of approximately $5. The net operating loss and non-capital loss carryforward expire in increments beginning in 2018 and 2006 respectively. No amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

6.  COMMITMENTS:

    During the period, the Company signed a new five year triple net lease agreement for additional office premises. The base rent payments over the remaining terms of both the original and the new office premises leases are as follows:

Calendar       2000                   $21
               2001                    43
               2002                    43
               2003                    43
               2004                    18

    The leases contain renewal options for further five year terms at amounts to be mutually agreed upon by both parties.

    Pursuant to the original lease agreement, the Company paid CDN $50 (US $35) to be applied to the last eight months of the lease term. The deposit earns interest at 7.5% per annum.

7.  CHANGE OF OWNERSHIP:

    On July 13, 2000, the Company signed an Agreement and Plan of Merger and Reorganization with Packeteer, Inc. ("Packeteer"). Pursuant to the agreement, in exchange for all of the outstanding shares of the Company, Packeteer will issue on a pro rata basis 2,000 common shares of Packeteer common stock and options to purchase Packeteer common stock to the Company's stockholders and optionholders, respectively. The Company anticipates completing due diligence and definitive agreements on September 15, 2000.

(b)  PRO FORMA FINANCIAL INFORMATION.


1. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of Workfire Technologies International, Inc. (Workfire) by Packeteer, Inc. (Packeteer). The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Workfire have been combined with the historical values of the assets and liabilities of Packeteer in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the acquisition as if it occurred on June 30, 2000. The Packeteer and Workfire balance sheet information was derived from their unaudited June 30, 2000 balance sheets. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of January 1, 1999. The information for the Packeteer and Workfire June 30, 2000 statements of operations was derived from their unaudited statements of operations for the six months ended June 30, 2000. The information for the Packeteer and Workfire December 31, 1999 statements of operations was derived from their audited statements of operations for the year ended December 31, 1999.

The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Packeteer and Workfire been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Packeteer included in its Form 10-K and Form 10-Q filed March 23, 2000 and August 4, 2000, respectively, with the Securities and Exchange Commission and the historical consolidated financial statements of Workfire included in Item 7(a) in this Form 8-K.

                         PACKETEER INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                  JUNE 30, 2000

                                 (In thousands)


                                                            HISTORICAL                  PRO FORMA
                                                      ---------------------    --------------------------
                                                      PACKETEER    WORKFIRE    ADJUSTMENTS       COMBINED
                                                      ---------    --------    -----------       --------
ASSETS
Current assets:
  Cash and cash equivalents                            $29,941     $    82       $  (380) (a)    $ 29,643
  Short-term investments                                24,899          --            --           24,899
  Accounts receivable                                    4,238          11            --            4,249
  Inventories                                            1,598          --            --            1,598
  Prepaids and other current assets                        803          35            --              838
                                                       -------     -------       -------         --------
       Total current assets                             61,479         128          (380)          61,227

Property and equipment, net                                936         260             -            1,196
Long-term investments and other assets                   9,318          --                          9,318
Goodwill and intangible assets, net                         --          --        71,726 (b)       71,726
                                                       -------     -------       -------         --------
Total assets                                           $71,733     $   388       $71,346         $143,467
                                                       =======     =======       =======         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Line of credit                                      $3,038     $    --       $    --         $  3,038
    Current portion of capital leases obligations          487          --            --              487
    Current portion of notes payable                        46          10            --               56
    Accounts payable                                       822          66            --              888
    Accrued compensation                                 1,706          --            --            1,706
    Other accrued liabilities                            3,782          --         1,800 (a)        5,582
    Deferred revenue                                     1,361          --            --            1,361
                                                       -------     -------       -------         --------
         Total current liabilities                      11,242          76         1,800           13,118

Long-term liabilities                                      905         108            --            1,013

Common stock                                                27           2            (2)(c)
                                                                                       2 (a)           29
Additional paid-in capital                              90,332       2,002        (2,002)(c)
                                                                                  70,926 (a)      161,258
Accumulated other comprehensive income (loss)              (83)         --             -              (83)
Deferred stock-based compensation                       (1,509)         --        (1,178)(b)       (2,687)
Notes receivable from stockholders                        (338)         --             -             (338)
Accumulated deficit                                    (28,843)     (1,800)        1,800 (c)      (28,843)
                                                       -------     -------       -------         --------
Total stockholders' equity                              59,586         204        69,546          129,336
                                                       -------     -------       -------         --------
Total liabilities and stockholders' equity             $71,733     $   388       $71,346         $143,467
                                                       =======     =======       =======         ========

             See accompanying notes to unaudited pro forma combined
                         condensed financial statements.

                                 PACKETEER INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                      (In thousands, except per share data)


                                            HISTORICAL                PRO FORMA
                                       ---------------------    ---------------------
                                       PACKETEER    WORKFIRE    ADJUSTMENTS  COMBINED
                                       ---------    --------    -----------  --------
Revenues:
   Product revenue                      $ 16,824     $    --    $       --   $ 16,824
   Licensing revenue                       1,617          --            --      1,617
                                       ---------    --------    ----------   --------
         Total revenues                   18,441          --            --     18,441
Cost of revenue                            5,286          --            --      5,286
                                       ---------    --------    ----------   --------
         Gross profit                     13,155          --            --     13,155
                                       ---------   ---------    ----------   --------
Operating expenses:
   Research and development                5,164         409            --      5,573
   Sales and marketing                    13,737         377            --     14,114
   General and administrative              2,936          --            --      2,936
   Stock-based compensation                3,088          --           390(e)   3,478

   Amortization of goodwill
    and other intangible assets               --          --        23,908(d)  23,908
                                       ---------    --------    ----------   --------
         Total operating expenses         24,925         786        24,298     50,009
                                       ---------    --------    ----------   --------
Net loss from operations                 (11,770)       (786)      (24,298)   (36,854)
Other income, net                            894           1            --        895
                                       ---------    --------    ----------   --------
Net loss                                 (10,876)       (785)      (24,298)   (35,959)


Basic and diluted net loss
   per share                            $  (0.71)                               (2.09)
                                       =========                             ========
Shares used in computing
 basic and diluted net loss
 per share                                15,343                     1,836(f)  17,179
                                       =========                              =======


   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                 PACKETEER INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2000

                      (In thousands, except per share data)


                                            HISTORICAL                PRO FORMA
                                       ---------------------    ----------------------
                                       PACKETEER    WORKFIRE    ADJUSTMENTS   COMBINED
                                       ---------    --------    -----------   --------
Revenues:
   Product revenue                      $ 15,489     $    --    $        --   $ 15,489
   Licensing revenue                         778          --             --        778
                                       ---------    --------    -----------   --------
         Total revenues                   16,267          --             --     16,267

Cost of revenue                            5,111          --             --      5,111
                                       ---------    --------    -----------   --------
         Gross profit                     11,156          --             --     11,156
                                       ---------   ---------    -----------   --------
Operating expenses:
   Research and development                3,740         366             --      4,106
   Sales and marketing                     8,065          --             --      8,065
   General and administrative              2,264         324             --      2,588
   Stock-based compensation                  723          --            195(e)     918

   Amortization of goodwill
    and other intangible assets               --          --         11,954(d)  11,954
                                       ---------    --------    -----------   --------
         Total operating expenses         14,792         690         12,149     27,631
                                       ---------    --------    -----------   --------
Net loss from operations                  (3,636)       (690)       (12,149)   (16,475)
Other income, net                          1,614           2             --      1,616
                                       ---------    --------    -----------   --------
Net loss                                  (2,022)       (688)       (12,149)   (14,859)


Basic and diluted net loss
   per share                            $  (0.08)                                (0.53)
                                        ========                              ========
Shares used in computing
 basic and diluted net loss
 per share                                26,308                     1,836(f)   28,144
                                        ========                              ========


   See accompanying notes to unaudited pro forma combined condensed financial statements.

1. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (in thousands except share and per share data)

BASIS OF PRESENTATION

Packeteer acquired Workfire on September 13, 2000 for a total purchase price of $73,108 in a transaction accounted for as a purchase. Packeteer exchanged 1,836,517 shares of Packeteer common stock with a fair value of $65,793 for all of the outstanding stock of Workfire. The common stock was valued using Packeteer's average stock price on the date the merger agreement was announced and the prices of the stock two days before and after the announcement. The average value was $35.83 per share. Packeteer also assumed all of the outstanding stock options of Workfire with a fair value of approximately $5,135. The options were valued using the Black Scholes option pricing model with the following assumptions: no dividends; 110% volatility; 4.5 years expected life; 6.1% for the risk-free interest rate and common stock value of $35.83 as described above. In addition, Packeteer paid certain liabilities of Workfire.com, who was the shareholder of Workfire, having an aggregate value of $380. There were also $1,800 of direct transaction costs related to this transaction.

The acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management's best estimates of the fair values of the assets and liabilities of Workfire have been combined with the historical values of the assets and liabilities of Packeteer in the unaudited pro forma condensed consolidated financial information.

PRO FORMA ADJUSTMENTS

(a) To reflect issuance of 1,836,517 shares of Packeteer common stock, assumption of stock options and payment of cash consideration for an aggregate purchase price of $73,108, including approximately $1,800 of transaction costs.

(b) To reflect the purchase price allocation. The purchase price allocation is based on management's estimates of the fair values of the tangible assets and intangible assets. The book value of tangible assets and liabilities acquired are assumed to approximate fair value. The goodwill and other intangible assets will be amortized on a straight-line basis over three years. Intrinsic value of unvested employee options assumed in the acquisition was calculated as of the consummation date and allocated to deferred stock compensation which will be amortized over the remaining vesting period of approximately 3 years.

The total purchase price paid for the acquisitions is summarized as follows:


Common stock ..................................................      $65,793
Fair value of options assumed .................................        5,135
Cash consideration.............................................          380
Estimated transaction costs ...................................        1,800
                                                                     -------
      Total purchase price ....................................      $73,108
                                                                     =======

The preliminary allocation of the purchase price is presented below:

Cash and cash equivalents .....................................      $    82
Other current assets ..........................................           46
Property and equipment ........................................          260
Liabilities assumed ...........................................         (184)
                                                                     -------
      Book value of net tangible assets of Workfire ...........      $   204
Deferred compensation .........................................        1,178
Developed and core technology .................................        5,620
Assembled workforce ...........................................          220
Goodwill ......................................................       65,886
                                                                     -------
      Net assets acquired .....................................      $73,108
                                                                     =======

The actual allocation of the purchase price will depend on Workfire's net assets on the closing date and Packeteer's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

(c) To reflect the elimination of the stockholders' equity of Workfire.

(d) To record amortization of goodwill and other intangible assets acquired.

(e) To record amortization of deferred stock based compensation related to options assumed.

(f) To reflect common stock issued to shareholders of Workfire. Shares to be issued for options are excluded as they are antidilutive.


PRO FORMA NET LOSS PER SHARE

The unaudited pro forma combined net loss per share is based upon the weighted average number of vested outstanding shares of common stock of Packeteer during the periods presented, plus the number of shares issued to consummate the acquisition of Workfire as if the acquisition occurred at the beginning of the period presented.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of Packeteer and Workfire. Certain amounts have been reclassified to conform to Packeteer's financial statement presentation.




ITEM 7. (c) Exhibits. The following documents are filed as exhibits to this report

        2.1 - Agreement and Plan of Merger and Reorganization, dated as of July 13, 2000, by and among Packeteer, Acquisition Sub, Workfire and Workfire Holdings.

        2.2 - Escrow Agreement, dated as of September 13, 2000, by and among Packeteer, the Shareholders' Agent and the Escrow Agent.

       23.1 - Consent of KPMG LLP.

       99.1 - Press Release, dated July 13, 2000, issued by Packeteer, announcing the execution of the Acquisition Agreement.

       99.2 - Press Release, dated September 14, 2000, issued by Packeteer, announcing the completion of the Merger.

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Packeteer, Inc.
                                            ------------------------------------
                                                   (Registrant)

Date:  September 28, 2000                   By: /s/ David C. Yntema
                                               ---------------------------------
                                                   DAVID C. YNTEMA
                                                   Chief Financial Officer and
                                                   Secretary

                                 Packeteer, Inc.
                                  Exhibit Index
                                   to Form 8-K


          Exhibit No.         Description
          -----------         -----------
              2.1             Agreement and Plan of Merger and Reorganization,
                              dated as of July 13, 2000, by and among Packeteer,
                              Acquisition Sub, Workfire
                              and Workfire Holdings.

              2.2 Escrow Agreement, dated as of September 13, 2000, by and among Packeteer, the Shareholders' Agent and the Escrow Agent.

             23.1             Consent of KPMG LLP.

             99.1             Press Release, dated July 13, 2000, issued by
                              Packeteer, announcing the execution of the Acquisition Agreement.

             99.2             Press Release, dated September 14, 2000, issued by
                              Packeteer, announcing the completion of the Merger.